Schvaneveldt and Company
                          Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.







U.S. Securities & Exchange Commission
Washington, D.C.  10549

The undersigned certifying accountants hereby acknowledge that they have reviewed Item 3, "Changes in and Disagreements with Accountants on Accounting and Financial Disclosures," as contained in the Form 10 Registration Statement being filed by Bio-American Capital Corporation, and that the undersigned concurs with the statements made therein by the Registrant concerning the change in the Registrant's independent accountant.

                                             /s/Schvaneveldt & Company

Schvaneveldt & Company
Salt Lake City, Utah
July 20, 1999

                            Schvaneveldt and Company
                          Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                 (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.



July 28, 1999

Leonard Viejo
Bio-American Capital Corporation
462 Stevens Avenue, Suite #308
Solana Beach, California 92075

This letter will confirm our consent to use our Audit Opinion dated April 2, 1998, for the balance sheets of Bio-American Capital Corporation (the "Company"), as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. The Independent Auditor's Report contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

We resigned as Auditor of the Company due to a Share Purchase Agreement that changed the principal shareholder of the Company.

In connection with audits of fiscal years for 1997 and 1996 and any interim period preceding resignation, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused the accountant to make reference in connection with his report to the subject matter of the disagreement(s).


Sincerely yours,
/s/Darrell T. Schvaneveldt
Darrell T. Schvaneveldt